                                                                   EXHIBIT 10.32

                              SUN COMMUNITIES, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                        RESTRICTED STOCK AWARD AGREEMENT


         Sun Communities, Inc., a Maryland corporation (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board") and pursuant to that certain Amended and Restated 1993 Stock Option Plan adopted by the Company's Board of Directors (the "Plan") and approved by its shareholders, and in consideration of the services to be rendered to the Company or its subsidiaries by GARY A. SHIFFMAN ("Employee"), hereby grants, as of June 5, 1998 (the "Date of Grant"), to Employee seventy-five thousand (75,000) shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), subject to the terms and conditions contained in this Restricted Stock Award Agreement (the "Agreement") and subject to all the terms and conditions of the Plan, which are incorporated by reference herein. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

                        I. RECEIPT AND DELIVERY OF SHARES

         Until such time as the Shares vest in accordance with Section II below, the stock certificate or certificates evidencing the Shares shall be registered in the name of Employee but held in escrow by the Company. As soon as practicable after the date upon which any Shares vest, the Company shall deliver to Employee a certificate or certificates representing such vested Shares, registered in the name of Employee.

                              II. VESTING SCHEDULE

         (a) Subject to the restrictions and conditions set forth in the Plan, the Shares shall vest as follows:

             (i)   7,500 Shares vest on January 31, 2002;
             (ii)  7,500 Shares vest on January 31, 2003;
             (iii) 7,500 Shares vest on January 31, 2004;
             (iv)  7,500 Shares vest on January 31, 2005;
             (v)   7,500 Shares vest on January 31, 2006;
             (vi)  7,500 Shares vest on January 31, 2007; and
             (vii) 30,000 Shares vest on January  31, 2008.

         (b) In the event of Employee's Termination of Employment at any time for any reason other than the death or Disability (as defined below) of Employee, all unvested Shares shall be automatically forfeited to the Company and, accordingly, Employee shall forfeit all right, title and interest in and to such forfeited Shares. For purposes hereof, "Disability" shall mean physical or mental incapacity for an aggregate period of at least 90 days within any period of 365 consecutive days.

         (c) Notwithstanding anything to the contrary herein, upon the death or Disability of Employee or the occurrence of a Change of Control Event, all unvested Shares shall immediately become fully vested.

                           III. RESTRICTIONS ON SHARES

         Until a Share vests pursuant to Section II above, it shall not be liable for the debts, contracts or obligations of Employee nor be subject to disposition by assignment, transfer, sale, alienation, pledge, encumbrance or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect; provided, however, that this Section III does not prevent transfers by will or by the applicable laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order.

                           IV. RIGHTS AS A STOCKHOLDER

         Notwithstanding Section 9.06 of the Plan to the contrary, Employee shall be entitled to all of the rights of a stockholder with respect to the Shares, including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to any Shares that are still subject to the restrictions of Section II and III of this Agreement shall be subject to all of the restrictions in this Agreement with respect to such Shares.

                                 V. REGISTRATION

         Subject to the other terms and conditions of this Agreement, the Shares may be offered and sold by Employee only if such stock is registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), or if an exemption from registration under the Securities Act is available. Employee acknowledges and agrees: (a) that the Company has no obligation to effect such registration; (b) not to offer or sell the Shares unless and until such stock is registered for resale under the Securities Act or an exemption from registration is available; and (c) that the Shares were acquired for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

                      VI. NO RIGHT TO EMPLOYMENT CONFERRED

         Nothing in this Agreement or the Plan shall confer upon Employee any right to continue in employment with the Company or a subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate such person's employment at any time.

                               VII. MISCELLANEOUS

         (a) In accordance with the terms of the Plan, the Company is entitled to withhold (or secure payment from Employee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to the award or issuance of the Shares. Employee understands that the taxable income recognized by Employee as a result of the award of the Shares would be affected by a decision by Employee to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) Election"), with respect to the Shares within thirty (30) days after the Date of Grant. Employee acknowledges and agrees that he will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Shares and for properly making such election and filing such election with the relevant taxing authorities on a timely basis.

         (b) If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue to be in full force and effect to the maximum extent permitted by law. If the implementation or presence of any provision of this Agreement would or will cause the Plan and thereby the Shares purchased thereunder to not be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other statutory provision, such Agreement provision shall not be implemented or, at the Company's option following notice, such provision shall be severed from the Agreement as is appropriate or necessary to achieve statutory compliance; provided, however, that the parties hereby agree to negotiate in good faith as may be necessary to modify this Agreement to achieve statutory compliance or otherwise effectuate the intent of the parties following a severance permitted by this Section VII(b).

         (c) Any notice required to be given hereunder to the Company shall be addressed to the Chief Financial Officer, Sun Communities, Inc., 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, and any notice required to be given to Employee shall be sent to Employee's address as shown on the records of the Company.

         (d) This instrument contains the entire Agreement of the parties and may only be amended by written agreement executed by the parties hereto.

         (e) This Agreement is made and entered into in, and shall be construed and enforced in accordance with the laws of, the State of Michigan.

         IN WITNESS WHEREOF, this Restricted Stock Award Agreement is hereby executed as of June 5, 1998.

                                  "COMPANY"

                                  SUN COMMUNITIES, INC., a Maryland corporation


                                  By:
                                    --------------------------------------------
                                    Jeffrey P. Jorissen, Chief Financial Officer

                                  "EMPLOYEE"


                                   ---------------------------------------------
                                   GARY A. SHIFFMAN


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